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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-170431, 333-170432, 333-171909 and 333-171910 on Form S-8 and Registration Statement No 333-184466 on Form S-3 of our report dated February 28, 2013, relating to the consolidated financial statements, and financial statement schedule as it relates to information included therein as of and for the years ended December 31, 2012 and 2011, of The Howard Hughes Corporation and subsidiaries (the "Company"), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Dallas, Texas
February 27, 2014

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM